CONFIDENTIAL

US AIRWAYS GROUP, INC.
2345 Crystal Drive
Arlington, Virginia 22227

July 7, 2005

Ladies and Gentlemen:

This letter agreement is with reference to (i) the Agreement and Plan of Merger, dated as of May 19, 2005 (the "Merger Agreement"), by and between US Airways Group, Inc., a Delaware corporation, and its successors (including, as the context may require, on or after the effective date of the Plan, as reorganized pursuant to the Bankruptcy Code) ("East"), America West Holdings Corporation, a Delaware corporation ("West"), and Barbell Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of East ("Merger Sub"), in respect of the merger of Merger Sub with and into West, and (ii) the Financing Commitments entered into by and among East, West and the Equity Investors. Any capitalized term not defined in this letter agreement shall have the meaning set forth in the Merger Agreement or the Financing Commitments, as applicable.

The parties to this letter agreement hereby acknowledge and agree as follows:

(1)     East and West entered into (a) an Investment Agreement (the "Wellington Investment Agreement"), dated as of May 27, 2005, with Wellington Management Company, LLP, as investment adviser to each investor listed on Schedule 1 of the Wellington Investment Agreement (the "Wellington Investors"), and (b) an Investment Agreement (the "Tudor Investment Agreement"), dated as of July 7, 2005, with Tudor Investment Corp., as investment adviser to each investor listed on Schedule 1 of the Tudor Investment Agreement (the "Tudor Investors"). The Wellington Investors and the Tudor Investors are considered Equity Investors for purposes of the Merger Agreement and this letter agreement and the Wellington Investment Agreement and the Tudor Investment Agreement are each considered a Financing Commitment for purposes of the Merger Agreement and this letter agreement.

(2)     The Wellington Investment Agreement and the Tudor Investment Agreement provide for investments of $150 million and $65 million, respectively, resulting in an aggregate of $565 million of cash equity commitments by the Equity Investors as of the date of this letter agreement but do not entitle the Wellington Investors or the Tudor Investors to board representation. Accordingly, notwithstanding the proviso in the second sentence of Section 1.8(a) of the Merger Agreement, the first part of the second sentence of Section 1.8(a) of the Merger Agreement prior to the proviso shall govern the rights of the parties to designate directors to the East board of directors. For the avoidance of doubt, in the event that subsequent to the date hereof but prior to Closing a new Equity Investor agrees to invest more than $75,000,000 and becomes entitled to designate a director, and wishes to do so, so that East would otherwise under the terms of Section 1.8(a) of the Merger Agreement waive its right to designate a director in favor of such new Equity Investor's designated director, ACE Aviation Holdings Inc. ("ACE") acknowledges that the intent of Section 7.01(n) of the Investment Agreement, dated as of May 19, 2005, by and among East, West and ACE (the "ACE Investment Agreement") is that ACE shall waive its right to designate a director to accommodate the designee of such new Equity Investor prior to the application of the proviso in the second sentence of Section 1.8(a) of the Merger Agreement.

(3)     East and West hereby agree to the following amendments to the Merger Agreement, and each Equity Investor hereby consents to such amendments pursuant to Section 6.05 of its respective Financing Commitment:

      (a) The Class A Merger Exchange Ratio set forth in Section 2.1(a)(i) of the Merger Agreement is hereby amended from "0.5306" to "0.5362" and the Class B Merger Exchange Ratio set forth in Section 2.1(a)(ii) of the Merger Agreement is hereby amended from "0.4082" to "0.4125", which gives effect to the adjustment provided for in paragraph (5) of this letter agreement relating to the Wellington Investment Agreement.

      (b) The number of shares of East Common Stock projected to be outstanding upon the Closing and after giving effect to the Confirmation Order and the Plan set forth in Section 3.2(b) of the Merger Agreement is amended from "47,475,729" to "59,642,591" and East shall provide to West a new Section 3.2(b)(i) of the East Disclosure Letter setting forth the revised assumptions in support of this change which shall replace in its entirety the current Section 3.2(b)(i) of the East Disclosure Letter.

      (c) Section 4.20 of the Merger Agreement is hereby replaced in its entirety by the following:

          "4.20  Shares Available for Equity Participation.

           (a) In the event that, prior to the Effective Time, East enters into an Alternative Transaction with respect to which West is a party or is otherwise involved, East shall issue at the Effective Time (or at the closing of such Alternative Transaction, as the case may be) shares of East Common Stock (valuing the shares of East at $15.00 per share for such purpose) representing 11.2% of the Additional Pre-Investment Value (the "Equity Participation") to Par Investment Partners, L.P. ("Par") (7.5%) and Peninsula Investment Partners, L.P. ("Peninsula") (3.7%), less any shares of East Common Stock to be issued to Par or Peninsula, respectively, at or prior to the Effective Time pursuant to the Equity Participation.

           (b) For purposes of this Agreement:

                (i) "Additional Pre-Investment Value" means the amount equal to: (A) $15.00, multiplied by (B) (x) the number of shares of East Common Stock that would have been issued in the Alternative Transaction had the investment been made at $15.00 per share minus (y) the number of shares of East Common Stock issued in the Alternative Transaction.

                (ii) "Alternative Transaction" means a sale of East Common Stock in connection with a Transaction at a per share price greater than $15.00 (excluding the investment by the Wellington Investors pursuant to the Wellington Investment Agreement), provided that (i) the transactions contemplated by the Financing Commitments to which Par or Peninsula is a party have not been (and is not simultaneously being) consummated and (ii) neither Par nor Peninsula nor any of their respective affiliates enter into any other commitment to purchase East Common Stock in connection with such Transaction.

                (iii) "Transaction" means a reorganization, sale, merger (including the Merger), consolidation, joint venture, recapitalization, stand-alone plan, sale of assets or equity interests, or other combination or disposition or similar transaction involving East as part of the Plan."

(4)     Schedule 3.05 of each of the Financing Commitments is hereby replaced by revised Schedule 3.05 attached to this letter agreement as Schedule A (provided that reference to Section 6.08 on the revised Schedule 3.05 shall be to Section 6.07 on the revised Schedule 3.05 to the Financing Commitment to which Eastshore Aviation LLC is a party).

(5)     If the investment under the Wellington Investment Agreement closes (and whether or not the investment under Par Investment Partners, L.P.'s Financing Commitment closes) and notwithstanding anything in the Merger Agreement or the Participation Agreements to the contrary, additional shares of East Common Stock shall be allocated among East creditors pursuant to the Plan, West stockholders pursuant to the amended Class A and Class B Merger Exchange Ratios, as provided in paragraph 3(a) above, and Par Investment Partners, L.P. pursuant to the Plan, in each case by the issuance of additional shares of East Common Stock to such parties on the Effective Date as provided in Schedule B hereto. Such issuance to Par Investment Partners, L.P. will be made pursuant to this letter agreement and shall not be deemed to be made pursuant to the Equity Participation as provided in Section 4.20 of the Merger Agreement. No other special issuance or allocation of shares shall be made in respect of any Equity Securities that may be issued to any other Person, including, without limitation, any shares that may be issued pursuant to the Tudor Investment Agreement or any additional equity commitments made to East, unless such issuance of Equity Securities constitutes an "Alternative Transaction" as defined in amended Section 4.20 of the Merger Agreement, in which case a special issuance of East Common Stock shall be made on the Effective Date to Par Investment Partners, L.P. and Peninsula Investment Partners, L.P. pursuant to the Equity Participation, as provided by amended Section 4.20 of the Merger Agreement.

(6)     Section 6.08 of each of the Financing Commitments (Section 6.07 in respect of the Financing Commitment to which Eastshore Aviation, LLC is a party) is hereby replaced in its entirety as follows:

          "Section 6.08 Issuances of Equity Securities. (a) Except as provided in Section 6.08(b), the Company shall not accept subscriptions for, offer, issue, sell, or agree, commit or obligate itself to offer, issue or sell, any Equity Securities other than New Common Stock:

                (i) issued in a private offering (and not pursuant to a rights offering by the Company to existing Company and West stakeholders (a "Rights Offering")) pursuant to agreements having terms and conditions that are no more favorable to the purchaser of such New Common Stock than the terms and conditions provided herein and in the Stockholders Agreement are to the Investor and which (A) for such agreements entered into on or prior to July 7, 2005, provide for up to an aggregate amount of $350,000,000 at a purchase price of not less than $15.00 per share of New Common Stock, and up to an aggregate amount of $215,000,000 at a purchase price of not less than $16.50 per share of New Common Stock, and (B) for such agreements entered into after July 7, 2005, provide for up to an aggregate amount of $85,000,000 at a purchase price of not less than $16.50 per share of New Common Stock;

                (ii) issued to West's equityholders pursuant to the Merger Agreement as set forth on Schedule 3.05 or to Par Investment Partners, L.P. or Peninsula Investment Partners, L.P. pursuant to the Equity Participation (as defined in the Merger Agreement);

                (iii) issued to existing stakeholders of the Company pursuant to the Plan as set forth on Schedule 3.05 (but not including any amounts issued pursuant to the rights offering included in the Plan); and

                (iv) issued by the Company on or prior to the Effective Date for proceeds not to exceed the difference between the amount raised pursuant to (i) above and $800,000,000 (which may be pursuant to a Rights Offering), provided that such issuance shall be made at a price per share of no less than $16.50 and, except with respect to the Rights Offering, on other terms and conditions that are no more favorable to the purchasers of such shares than the terms and conditions provided herein and in the Stockholders Agreement are to the Investor, and, provided further, that the sole use of proceeds in excess of $650,000,000 (including amounts raised pursuant to (i) above as well as this paragraph (iv)) shall be the repurchase of Equity Securities of the Company expected to be outstanding on the Effective Date at a repurchase price that implies a per share value (in the case of currently outstanding Equity Securities of West, taking into account the Class B Merger Exchange Ratio (as defined in the Merger Agreement)) of New Common Stock of no more than $16.50 per share, except that the Company may use for general corporate purposes such proceeds in excess of $650,000,000 (including amounts raised pursuant to (i) above as well as this paragraph (iv)) and up to $725,000,000 if at least two-thirds of the Equity Investors (as defined in the Merger Agreement), in terms of equity investment committed to the Company pursuant to the Financing Commitments (as defined in the Merger Agreement), and proceeds in excess of $725,000,000 and up to $800,000,000 if at least three-quarters of the Equity Investors, in terms of equity investment committed to the Company pursuant to the Financing Commitments, in each case by written consent, agree, which consent may not be unreasonably withheld in light of the Company's liquidity needs; if the Company repurchases Equity Securities from any Equity Investors, such repurchase may only be done (i) with the consent of such Equity Investor, (ii) at a purchase price per share equal to the price per share payable by such Investor pursuant to this Agreement and (iii) if such Investor waives any break-up or similar fee otherwise payable to such Investor, and the first $50,000,000 of any such repurchase from an Equity Investor shall be offered first to Eastshore Aviation, LLC before any other Equity Investor, and Eastshore Aviation, LLC shall have the right but not the obligation to accept such offer to repurchase in whole or in part for a period of at least 30 days after the receipt of such offer.

                (b) In connection with the implementation of the Plan, the Company may authorize and reserve for issuance under the Company's equity incentive plan a number of shares of New Common Stock not to exceed 12.5% of the outstanding number of shares of New Common Stock on a Fully Diluted Basis as of the Effective Date (the "Employee Pool"), provided that any awards of such shares of New Common Stock made or committed to be made at anytime before the second anniversary of the Effective Date, (x) if in the form of options, may only have an exercise price not less than the lesser of (a) Fair Market Value as of the date of grant and (b) the per share Investment Price (as appropriately adjusted to reflect stock splits, stock dividends, reverse splits and similar changes with respect to the New Common Stock effected after the Closing Date); provided that the exercise price for any options granted as of or immediately following the Effective Date shall be not less than the Investment Price, (y) if in the form of restricted stock, shall reduce the number of shares in the Employee Pool by three for each share of restricted stock issued, and (z) in the case of either (x) or (y) shall not be effective unless such awards are approved or ratified by the Board (as constituted from and after the Effective Date as set forth in Section 1.8(a) of the Merger Agreement) or by a committee with appropriate authority granted by such Board."

(7)     Exhibit E of the Merger Agreement is hereby replaced in its entirety by Exhibit A of this letter agreement.

(8)     In addition to the Equity Securities that East is permitted to issue pursuant to Section 6.08, as amended, of each of the Financing Commitments (Section 6.07 in respect of the Financing Commitment to which Eastshore Aviation, LLC is a party), each of the Equity Investors is hereby granted the option, exercisable by written notice to East and West on or prior to the expiration date of the Rights Offering or on the closing date of the Merger if no Rights Offering takes place (the "Option Expiration Date"), to purchase at $15.00 per share up to the number of additional shares of East Common Stock equal to such Equity Investor's Option Amount divided by $15.00 and otherwise on the same terms and conditions as such Equity Investor's Financing Commitment. The "Option Amount" is the amount set forth next to each Equity Investor below multiplied by a fraction, the numerator of which is the amount of equity raised from the Tudor Investors plus the amount of equity raised pursuant to Section 6.08(a)(i) and (iv) after July 7, 2005 up to an aggregate for the numerator of $150,000,000 and the denominator of which is $150,000,000.

     *  PAR Investment Partners, L.P.:           $20,000,000
     *  Peninsula Investment Partners, L.P.:    $10,000,000
     *  ACE Aviation Holdings Inc.:              $15,000,000
     *  Eastshore Aviation, LLC:                   $25,000,000
     *  Wellington Investors:                         $30,000,000

Each foregoing option is transferable, in whole or in part, among the Equity Investors.

Upon the Option Expiration Date, East shall make an offer to Eastshore Aviation, LLC, in an amount equal to one-third of the proceeds received from exercise of the options (as well as the exercise of the option pursuant to Section 6.08(c) of the Tudor Investment Agreement and any similar option granted to other Equity Investors), to repurchase shares of East Common Stock held by Eastshore Aviation, LLC, at a purchase price of $15.00 per share, and Eastshore Aviation, LLC shall have the right but not the obligation to accept such offer to repurchase in whole or in part for a period of at least 30 days after the receipt of such offer.

(9)     Section 7.01(g) of each of the Financing Commitments is hereby amended by changing the clause "and not more than $500,000,000" to "and not more than $800,000,000" and by changing the section reference from "Section 6.08(b)" to "Section 6.08" (Section 6.07 in respect of the Financing Commitment to which Eastshore Aviation, LLC is a party).

Except as expressly modified by this letter agreement, the provisions of the Merger Agreement and each Financing Commitment shall remain unaffected. Moreover, to the extent that Section 4.20 of the Merger Agreement becomes applicable as a result of any agreement entered into after the date of this letter agreement, the rights of the Equity Investors, including but not limited to, Section 6.08 of the Financing Commitments (Section 6.07 in respect of the Financing Commitment to which Eastshore Aviation, LLC is a party) and Section 6.09 of the Eastshore Aviation, LLC Junior Secured Debtor-in-Possession Credit Facility Agreement are fully reserved and unaffected hereby. To the extent not governed by the Bankruptcy Code, this letter agreement shall be governed by, and interpreted in accordance with, the Laws of the State of New York applicable to contracts made and to be performed in that State without reference to its conflict of laws rules. This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one single instrument.

[Remainder of this page is intentionally left blank]

If the forgoing is in accordance with your understanding, please sign and return to us one counterpart hereof.

Very truly yours,

US AIRWAYS GROUP, INC.

By: _________________________
     Name:
     Title:

                                                             Acknowledged and agreed by:

                                                           AMERICA WEST HOLDINGS CORPORATION

                                                           By: _________________________
                                                                  Name:
                                                                  Title:

                                                           BARBELL ACQUISITION CORP.

                                                           By: _________________________
                                                                  Name:
                                                                  Title:

                                                           ACE AVIATION HOLDINGS INC.

                                                           By: _________________________
                                                                  Name:
                                                                  Title:

                                                           EASTSHORE AVIATION, LLC

                                                           By: _________________________
                                                                  Name:
                                                                  Title:

                                                           PAR INVESTMENT PARTNERS, L.P.

                                                           By: PAR GROUP, L.P.
                                                                 its general partner

                                                           By: PAR CAPITAL MANAGEMENT, INC.
                                                                 its general partner

                                                           By: _________________________
                                                                  Name:
                                                                  Title:

                                                           PENINSULA INVESTMENT
                                                           PARTNERS, L.P.

                                                           By: PENINSULA CAPITAL
                                                                 APPRECIATION LLC
                                                                 its general partner

                                                           By: _________________________
                                                                  Name:
                                                                  Title:

                                                           WELLINGTON MANAGEMENT
                                                           COMPANY, LLP, as investment adviser
                                                           to each Investor listed on Schedule 1 of the
                                                           Wellington Investment Agreement

                                                           By: _________________________
                                                                  Name:
                                                                  Title:

SCHEDULE B
Additional Shares To Be Issued if Wellington Investment Closes

Shares Allocated to:
Shares
East (60%)	545,454
West (28.8%)	261,818
Par (11.2%)	101,818
Total	909,090

EXHIBIT A

Brian P. Leitch, Esq.
Daniel M. Lewis, Esq.
Michael J. Canning, Esq.
ARNOLD & PORTER LLP

370 Seventeenth Street, Suite 4500
Denver, Colorado 80202
(303) 863-1000
       - and -
555 Twelfth Street, NW
Washington, DC 20004
(202) 942-5000
       - and -
399 Park Avenue
New York, New York 10022
(212) 715-1000

Lawrence E. Rifken, Esq. (VSB No. 29037)
Douglas M. Foley, Esq. (VSB No. 34364)
David I. Swan, Esq.
McGUIREWOODS LLP
1750 Tysons Boulevard, Suite 1800
McLean, Virginia 22102-4215
(703) 712-5000

Counsel to the Debtors and Debtors-in-Possession

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF VIRGINIA
ALEXANDRIA DIVISION

In re:                                          )
                                                 )         Case No. 04-13819
                                                 )         Jointly Administered
US AIRWAYS, INC., et al.,1    )         Chapter 11
                                                 )         Hon. Stephen S. Mitchell
                        Debtors.          )
________________________ )

AMENDMENT TO ORDER (A) APPROVING PROCEDURES FOR THE
CONSIDERATION OF PLAN FUNDING PROPOSALS, (B) APPROVING FORM AND MANNER OF NOTICE OF COMPETING OFFER PROCEDURES, AND (C)
APPROVING BREAK-UP FEE AND RELATED PROVISIONS

On June 1, 2005, the Court entered an Order (a) Approving Procedures for the Consideration of Plan Funding Proposals, (b) Approving Form and Manner of Notice of Competing Offer Procedures, and (c) Approving Break-Up Fee and Related Provisions ("the Bidding Procedures Order"), (docket number 2213), which provided that a hearing would be held on July 7, 2005 to consider the Debtors' selection of the best proposal, as that term is used in the Bidding Procedure Order. Pursuant to the Bidding Procedures Order, the Debtors, America West and the Plan Investors continued discussions since the entry of the Bidding Procedures Order. The Debtors now propose to the Court amendments to the Merger Agreement and the Investment Agreement in the form of the letter agreements attached hereto as Exhibit A, (the "Letter Agreements"), which provide certain clarifications to the Investment Agreements as well as certain benefits to the Debtors estates, America West and the investors under the Investment Agreements.
          In addition, during the bidding period, the Debtors received an offer from Tudor Investment Corporation ("Tudor") on the terms set forth in the investment agreement attached hereto as Exhibit B, (the "Tudor Agreement"), and now propose that the Court approve the Tudor Agreement, along with the Merger Agreement and the Investment Agreements, as amended, as the Approved Proposal under the terms of the Bidding Procedures Order.
          Now, therefor, the Court hereby finds as follows2:

               A.  This Court has jurisdiction over this matter pursuant to 28 U.S.C. Section 1334 and this constitutes a core procedding pursuant to 28 U.S.C. 157(b).

               B.  The bidding procedures established by the Bidding Procedures Order have been complied with and concluded.
               C.  The Procedures Notice was mailed and published in accordance with the Bidding Procedures Order and therefore notice of the opportunity to submit competing offers was proper, timely, adequate and sufficient.
      THEREFORE, it is hereby ORDERED as follows:
          1.  The Bidding Procedures Order is incorporated herein and all provisions of such order remain in full force and effect as if fully set forth herein unless specifically modified by the provisions of this Order.
          2.  The Merger Agreement and the Investment Agreements, as approved by this Court in the Bidding Procedures Order are hereby amended by the Letter Agreements.
          3.  The Debtors are authorized to enter into and be bound by the Tudor Agreement.
          4.  The Merger Agreement, the Investment Agreements and the Tudor Agreement together constitute the Approved Proposal within the meaning of the Bidding Procedures Order dated June 1, 2005, and are binding on the Debtors and their estates pursuant to their respective terms.

Dated:     Alexandria, Virginia
          __________ __, 2005

                                                                             United States Bankruptcy Judge

WE ASK FOR THIS:

Brian P. Leitch, Esq.
Daniel M. Lewis, Esq.
Michael L. Bernstein, Esq.
ARNOLD & PORTER LLP

370 Seventeenth Street, Suite 4500
Denver, Colorado 80202
(303) 863-1000
       - and -
555 Twelfth Street, NW
Washington, DC 20004
(202) 942-5000

       - and -

/s/Douglas M. Foley
Lawrence E. Rifken, Esq. (VSB No. 29037)
Douglas M. Foley, Esq. (VSB No. 34364)
David I. Swan, Esq.
McGUIREWOODS LLP
1750 Tysons Boulevard, Suite 1800
McLean, Virginia 22102-4215
(703) 712-5000

Counsel to the Debtors and Debtors-in-Possession

SEEN AND NO OBJECTION:

Scott L. Hazan, Esq.
Brett H. Miller, Esq.
Otterbourg, Steindler, Houston & Rosen, P.C.
230 Park Avenue
New York, New York 10169
(212) 661-9100

- and -

/s/Malcolm M. Mitchell, Jr._____________
Malcolm M. Mitchell, Jr. Esq. (VSB No.18098)
Vorys, Sater, Seymour & Pease LLP
277 South Washington Street, Suite 310
Alexandria, Virginia 22314-3674
(703) 837-6970

_____________________________

1. The Debtors are the following entities: US Airways, Inc., US Airways Group, Inc., PSA Airlines, Inc., Piedmont Airlines, Inc. and Material Services Company, Inc.

2. Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P 7052.